                                                                     EXHIBIT 4.5

NEITHER THIS OPTION NOR THE UNDERLYING COMMON SHARES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE COMPANY WILL NOT TRANSFER THIS OPTION OR THE UNDERLYING COMMON SHARES UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION COVERING SUCH OPTION OR SUCH SHARES, AS THE CASE MAY BE, UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS, (ii) IT FIRST RECEIVES A LETTER FROM AN ATTORNEY, ACCEPTABLE TO THE BOARD OF DIRECTORS OR ITS AGENTS, STATING THAT IN THE OPINION OF THE ATTORNEY THE PROPOSED TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND UNDER ALL APPLICABLE STATE SECURITIES LAWS, OR (iii) THE TRANSFER IS MADE PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OF 1933.


                       NONQUALIFIED STOCK OPTION AGREEMENT

                                       OF

                        BINDVIEW DEVELOPMENT CORPORATION

         Bindview Development Corporation (the "Company") hereby grants to Scott Plantowsky (the "Optionee"), the option to purchase from the Company up to but not exceeding in the aggregate 35,000 shares of Common Stock, having no par value, of the Company ("Common Stock") at $33.50 per share, subject to the following terms and conditions and to the terms and conditions of the Company's Stock Option Plan (the "Plan"):

         1. Exercise. (a) Except as provided herein, the Option granted hereby shall vest and become exercisable by the Optionee in the amounts and on the dates listed below:

            Date Exercisable                   Number of Shares
            ----------------                   ----------------
            Immediately                             8,750
            January 1, 1998                         8,750
            July 1, 1998                            4,375
            January 1, 1999                         4,375
            July 1, 1999                            4,375
            January 1, 2000                         4,375

Notwithstanding the above, each option granted to Optionee pursuant hereto shall be immediately accelerated and become fully vested if (i) the Optionee's employment with the Company is terminated by the Optionee with Good Reason, as defined in the Employment Agreement dated April ___, 1997 (the "Employment Agreement"), (ii) the Optionee's employment with the Company is terminated by reason of Optionee's death or disability, and (iii) upon the occurrence of a Change in Control. As used herein "Change in Control" means (i) the acquisition by any entity or group of beneficial ownership (within the meaning of Rule

13d-3 promulgated under the Securities Exchange Act of 1934) of fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, (ii) the approval by the shareholders of the Company of any reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company, or (iii) the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

         If the Optionee's employment with the Company is terminated by the Company for any reason other than for "Cause" (as defined in the Employment Agreement), the Company may, at its election, either (i) immediately accelerate and fully vest all unvested Options hereunder, or (ii) immediately accelerate and fully vest one-half of the unvested Options hereunder and pay Optionee $1,000,000 in cash within thirty (30) days.

         Once available for exercise in accordance with the foregoing, unexercised shares shall remain subject to the provisions of this Option until termination in accordance with the terms of Paragraph 2 hereof. This Option may be exercised either in whole or in part and, if in part, from time to time in part; provided, that this option may not be exercised for less than 500 shares of Stock (or such lesser number of shares of Stock as is covered by this Option). Further, that this Option may only be exercised by the Optionee for the purchase of whole Option Shares and not fractions thereof unless the Company otherwise agrees.

                  (b) The Company agrees that the Stock so purchased shall be and are deemed to be issued to the Optionee hereof as the record owner of such shares as of the close of business on the date on which this Option shall have been exercised and payment made for such shares as provided above.

                  (c) Except as provided in Section 5(a) below, this Option may be exercised solely by the Optionee during his lifetime or after his death by the person or persons entitled thereto under his will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Service Code of 1986, as amended (the "Code") or Title I of the Employee Retirement Income Security Act, or the rules thereunder ("ERISA").

                  (d) The purchase price of the shares as to which the Option is exercised shall be paid in full at the time of exercise. Such purchase price shall be payable in cash or, at the option of the Optionee, in Common Stock theretofore owned by such Optionee equal in value to the full amount of the purchase price (or any combination of cash and such Common Stock). For purposes of determining the amount, if any, of the purchase price satisfied by payment in Common Stock, such Common Stock shall be valued at its fair market value on the date of exercise. Any Common Stock delivered in satisfaction of all or a portion of the purchase price shall be appropriately endorsed for transfer and assignment to the Company. The Optionee shall not be or have any of the rights or privileges of a shareholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until certificates representing such shares shall have been issued by the Company to the Optionee.

         2. Termination. The Option hereby granted shall terminate and be of no force and effect with respect to any shares not previously purchased by the Optionee upon the earlier to occur of the following:

                  (a) ten (10) years from the date of grant of this Option as set forth on the signature page hereto; or

                  (b) twelve (12) months after termination of employment of the Optionee if Optionee terminates his employment without Good Reason (as defined in the Employment Agreement); or

                  (c) twenty-four (24) months after termination of employment of the Optionee for any other reason.

         If, three months prior to the expiration date specified above, the Common Stock is not then traded on the New York Stock Exchange, American Stock Exchange, or the NASDAQ, Optionee shall have the right (the "put") to require the Company to purchase all or any portion of the Common Stock acquired by Optionee upon the exercise of his option hereunder at a price equal to the fair market value of such shares of Common Stock. The put option shall be exercised by delivery of written notice to the Company and the closing of the put transaction shall take place at the Company's principal executive offices on the date specified in such notice, which date shall not be more than ten (10) days after the date the notice is delivered. As used in this Agreement, the fair market value of a share of Common Stock shall be equal to 1.56 times the gross sales of the Company during the twelve (12) month period ending on the last day of the month immediately preceding the date on which such notice is given, divided by the number of shares of outstanding Common Stock at such date on a fully diluted basis under generally accepted accounting principles. Notwithstanding the foregoing, the Company may delay exercise of the put hereunder if it extends the expiration date of the Option under the Plan and this Agreement for six months and, if the Common Stock is traded on the New York Stock Exchange, American Stock Exchange or NASDAQ before the end of such six month extension, the Optionee's put shall terminate. The Company may further delay the exercise of the put by an indefinite renewal of such six month extensions.

         3. Method of Exercise. Subject to the limitations set forth herein, this Option may be exercised by written notice mailed or delivered to Bindview Development Corporation 3355 West Alabama, Suite 1200, Houston, Texas 77098, which notice shall (a) state the number of shares with respect to which the Option is being exercised, and (b) be accompanied by either Common Stock or a check, cash or money order payable to the Company in the full amount of the purchase price.

         4. Optionee Representations. (a) The Optionee hereby represents and acknowledges that he is acquiring this Option and the underlying shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any interest in or part thereof, provided that nothing shall prohibit or restrict the sale of such shares by the Optionee in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder. If any law or regulation requires the Company to take any action with respect to the Option or shares covered hereby, the time for delivery thereof, which would otherwise be as promptly as possible, shall be postponed for the period of time necessary to take such action.

                  (b) The Optionee acknowledges that this Option does not qualify for treatment as an incentive stock option pursuant to the Code.

         5.       Restrictions on Transfer.

                  (a) The Optionee's rights hereunder are personal. The Optionee may not transfer Optionee's rights or interest in this Option other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or ERISA. Notwithstanding the foregoing, if at any time hereunder the Plan is amended to permit such gift, the Optionee may give all or any portion of his rights hereunder to a member of his immediate family, a lineal descendant, or a trust, partnership or similar entity for their exclusive benefit.

                  (b) Unless this Option or the shares of Stock deliverable upon the exercise hereof, as applicable, have been registered, this Option and the certificates representing such shares shall be stamped or otherwise imprinted with a legend substantially in the following form:

                  NEITHER THIS OPTION NOR THE SHARES OF STOCK INTO WHICH THIS OPTION IS EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND NEITHER THIS OPTION NOR SUCH SHARES MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT AS EXPRESSLY PERMITTED UNDER THE TERMS OF THIS OPTION.

                  (c) In connection with the Securities Act of 1933, as amended ("1933 Act"), and other applicable federal and state security laws (collectively, the "Securities Laws"), upon exercise of this Option, unless a registration statement or similar filing under such Acts is effective with respect to the shares issuable upon the exercise of this Option, the Company shall not be required to issue such shares unless the Company has received evidence satisfactory to it to the effect that the Optionee is acquiring such shares for investment and not with a view to the distribution thereof and that such shares may otherwise be issued without registration under the Securities Laws. Further, no sale, transfer or other disposition of any of such shares shall be made by the holder thereof unless (i) such sale, transfer or other disposition of such shares is covered by an effective registration statement (on the then appropriate form) under the Securities Laws or (ii) if requested by the Company, such holder shall have furnished an opinion of holder's counsel (which opinion and counsel shall be satisfactory to the Company in it reasonable discretion) with respect to the sale, transfer or other disposition of such shares as not requiring registration under the Securities Laws.

         6. Arbitration. Any controversy or claim arising out of or relating to the issuance of this Option, or the issuance or any other matter hereunder relating to the shares issuable upon the exercise hereof, or the actual or alleged breach of this Option, or the rights or duties or obligations of the Company or the Optionee hereunder, shall be settled by binding arbitration administered by the American Arbitration Association in the City of Houston in accordance with the rules of such association. Judgment upon the arbitration award rendered may be entered in any court having jurisdiction thereof, and all rights or remedies of the Company, the Holder and their successors to the contrary are hereby expressly waived. The costs in connection with any arbitration proceeding under this Section 6 shall be assessed against the parties in the manner decided by the arbitrator(s).

         7. Tax Withholding. the Optionee further agrees that the Company may withhold other cash compensation due to the Optionee in an amount equal to any required withholding amount under federal or state income tax laws owing as a result of this Option and that the Optionee will pay to the Company any additional cash, if necessary, to satisfy such withholding requirement. The Company, at its option, may also retain and withhold Common Stock issued upon the exercise of this Option in an amount necessary to satisfy such withholding requirement.

         8. Employment. Nothing within this Option shall be construed to impose upon the Company or any affiliate any obligation to employ or maintain any other affiliation with the Optionee.

         9. Governing Laws. This Option shall be interpreted, construed, and enforced in accordance with the laws of the State of Texas to the extent not otherwise governed by mandatory provisions of the securities laws of the United States.

Dated:  April 15, 1997                      BINDVIEW DEVELOPMENT CORPORATION


                                            By:        /s/ ERIC PULASKI
                                               -------------------------------
                                            Name:      Eric Pulaski
                                                 -----------------------------
                                            Title:     President
                                                  ----------------------------

This Option has been accepted
by the undersigned, subject
to the terms and provisions of
the Plan and of this Agreement.


         /s/ SCOTT R. PLANTOWSKY
----------------------------------------
Print:   Scott R. Plantowsky
      ----------------------------------